UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2010

EL PALENQUE VIVERO, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-138927
(Commission File Number)

20-5277531
(IRS Employer Identification No.)

Calle Majisterio #13, Ampliaciòn Cuauhetomoc, Tezoyuca, Morelos, Mexico  62765

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code  (305) 394-9730

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 9, 2010, Francisco J. Mendez resigned as a director, president and chief executive officer and Yosbani Mendez resigned as director and Secretary of our company.  In connection with the resignations, Richard Azani was appointed as our president, chief executive officer, chief financial officer, principal accounting officer, treasurer, secretary and as a director.

Business Experience:

Richard Azani has been the president and chief executive officer of Vida nutra pharma since 2003.  From 1996 to 2006 Richard was the president and chief executive officer of Actilab Pharma Inc. and from 1994 to 1996 was the vice-president of Analex Laboratory.

Richard Azani received his B.Sc in Biochemistry and Analytical Chemistry and his M.Sc in Structural determination of protein using N.M.R. and X-Ray at the University of Toulouse – France.  Richard also received his Ph.D at the University of Toulouse – France and his Post-Doctorate at McGill University – Montreal Canada.

Our board of directors consists solely of Richard Azani.  There have been no transactions between the Company and Mr. Azani since the Company’s last fiscal year which would be required to be reported herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PALENQUE VIVERO, INC.

/s/ Richard Azani

Richard Azani
President

Date: March 11, 2010